                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the following Registration Statements and amendments thereto

         Form S-8 No. 33-21505          Employee Stock Purchase Plan
         Form S-8 No. 333-41671         Non-Employee Director Deferred Compensation Plan
         Form S-8 No. 333-41669         1997 Long-Term Incentive Plan
         Form S-8 No. 333-41673         Executive Deferred Compensation Plan
         Form S-8 No. 333-42131         Non-Employee Directors' Stock Option Plan
         Form S-8 No. 333-54734         Stock Grant Plan


of Beverly Enterprises, Inc. of our report dated February 5, 2001 with respect to the consolidated financial statements and schedule of Beverly Enterprises, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                           /s/ ERNST & YOUNG LLP

Little Rock, Arkansas
March 28, 2001